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                                                                    EXHIBIT 10.5

Peter C. Mitchell
Executive Vice President and Chief Financial Officer
Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, MO 63126
314 966 0909

March 26, 2002

Dear Peter:

          This letter agreement (this "Agreement") confirms our understanding that Von Hoffmann Corporation (which, together with its subsidiaries and affiliates is hereinafter referred to as the "Company" or "you") has engaged Credit Suisse First Boston Corporation and its affiliates, successors and assigns, as appropriate ("CSFB" or "we"), to act as its financial advisor for a period of five (5) years (unless terminated earlier pursuant to Section 6 of this Agreement) commencing upon the execution of this Agreement, with respect to the matters set forth in the second paragraph of Section 1 below. Additionally, CSFB has been engaged by the Company to provide the services set forth in the third paragraph of Section 1 below (such engagements are collectively referred to herein as the "Financial Advisory Assignment").

1.   APPOINTMENT AND ACCEPTANCE

     The Company hereby appoints CSFB as its financial advisor in connection with the Financial Advisory Assignment. CSFB hereby accepts such appointment, subject to the terms and conditions of this Agreement.

     In connection with the Financial Advisory Assignment, we propose to undertake certain services on your behalf, to the extent appropriate and requested by you, which shall consist of the following: (i) assisting you in analyzing the Company's operations and its historical performance; (ii) assisting you in analyzing the Company's future prospects; (iii) assisting you in preparing a strategic plan for the Company.

     Additionally, in connection with the Financial Advisory Assignment, we have been assisting the Company in evaluating its capital structure, analyzing financing strategies and developing an overall financing package, including a potential restructuring of its long-term debt, a new equity capital infusion and possible strategic alternatives.

     The Company acknowledges and agrees that CSFB has been retained solely to provide the advice or services set forth in this Agreement.

     CSFB's undertakings under this Agreement are subject to our continued satisfaction with the results of our ongoing review of the Company's business and affairs.

2.   FEES AND EXPENSES

     As compensation to CSFB for its services hereunder, the Company agrees to pay CSFB as follows:

     (a) In connection with the Financial Advisory Assignment, (i) an annual financial advisory fee of $500,000, payable in equal quarterly installments beginning on the ninetieth day following the execution of this Agreement and continuing through the date of termination or expiration of this Agreement (if payable upon termination of this Agreement, such final installment to be paid on the effective

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          date of such termination and prorated for any final period consisting of less than ninety days) and (ii) an initial advisory fee of $1,000,000 in consideration of the recent financial advisory services that CSFB has provided to the Company in evaluating the Company's capital structure, analyzing financing strategies and developing an overall financing package, including a potential restructuring of its long-term debt, a new equity capital infusion and possible strategic alternatives; and

     (b) Promptly upon request, the Company will reimburse CSFB's out-of-pocket expenses incurred in connection with its activities hereunder, including, without limitation, the fees and disbursements of its legal counsel, if any, and of any other advisor retained by CSFB (it being understood that the retention of any such advisor, other than legal counsel, will be made with the prior approval of the Company, which approval will not be unreasonably withheld), resulting from or arising out of this engagement.

          All fees and expenses payable hereunder are net of all applicable withholding and similar taxes.

3.   INFORMATION

     The Company will furnish CSFB with all financial and other information concerning the Company as CSFB deems appropriate in connection with the performance of the services contemplated by this engagement and, in that connection, will provide CSFB with reasonable access to the Company's officers, directors, employees, agents, accountants, counsel and other representatives. The Company acknowledges and confirms that CSFB (i) will rely solely on such information in the performance of the services contemplated by this engagement without assuming any responsibility for independent investigation or verification thereof, (ii) assumes no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any appraisal of any assets of the Company.

4.   INDEMNIFICATION

     Since CSFB will be acting on behalf of the Company in connection with its engagement hereunder and as further consideration for CSFB's services hereunder, the Company and CSFB agree to the indemnity provisions and other matters set forth in Annex A hereto which Annex A is incorporated herein by reference. The terms and provisions of Annex A shall survive any termination or expiration of this Agreement.

5.   ADDITIONAL SERVICES

     If, at any time during the term of this Agreement or prior to the date which is five (5) years from the date hereof (whichever is later), the Company is considering a Transaction (as defined herein) and CSFB is chosen by the Company to advise with respect to such Transaction, then CSFB will be paid, as compensation for such services, customary fees to be mutually agreed upon by the parties hereto at the appropriate time. The terms of any such additional engagement will be set forth in a separate letter agreement containing terms and conditions to be mutually agreed upon by the parties hereto, including, without limitation, appropriate indemnification provisions.

     As used herein, the term Transaction shall mean (i) the sale, merger, consolidation or other business combination, in one or more transactions, involving any portion of the business, securities or assets of the Company;
     (ii) the acquisition (and any related

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     matters such as financings, divestitures, etc.), in one or more transactions, of all or a portion of the business, securities or assets of another entity or person; (iii) any recapitalization, refinancing, repurchase or restructuring of the Company's equity or debt securities or indebtedness or any amendments or modifications to the Company's debt securities or indentures whether or not in connection therewith, involving, by or on behalf of the Company, an offer to purchase or exchange for cash, property, securities, indebtedness or other consideration, or a solicitation of consents, waivers or authorizations with respect thereto;
     (iv) any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company; or (v) any sale of securities of the Company effected pursuant to a private sale or an underwritten public offering.

     The Company further understands that if CSFB is asked to act for the Company in any other formal additional capacity not specifically addressed in this Agreement, such activities shall constitute separate engagements and the terms of any such additional engagements will be embodied in one or more separate written agreements containing terms and conditions to be mutually agreed upon by the parties hereto, including, without limitation, appropriate indemnification provisions. The indemnity provisions in Annex A hereto shall apply to any such other activities (unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements) and shall remain in full force and effect regardless of any completion, modification or termination of CSFB's engagement(s).

6.   TERMINATION

     This Agreement may be terminated by CSFB or the Company at any time upon written notice to the other party. Upon any termination or expiration of this Agreement, CSFB will be entitled to prompt payment of all fees accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses as described above. No termination of CSFB's engagement hereunder shall affect (i) the Company's obligations under Annex A hereto or (ii) the provisions of Sections 4 through 7 of this Agreement.

7.   CONFIDENTIALITY; GENERAL

     No advice rendered by CSFB, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without CSFB's prior written consent. To the extent consistent with legal requirements, all information given to one party of this Agreement (such party the "Recipient Party") by the other party (the "Providing Party"), including, without limitation, this Agreement, unless publicly available or otherwise available to the Recipient Party without restriction or breach of any confidentiality agreement, will be held by the Recipient Party in confidence and will not, without the Providing Party's prior approval, be disclosed to anyone other than the Recipient's agents and advisors who require such information to perform services for the Providing Party as contemplated by this Agreement (and who agree to use such information only in connection with such services) or used by such person for any purpose other than those contemplated by this Agreement. Each party hereto shall be responsible for violations of its respective agents and advisors of the obligations set forth in this paragraph.

     This Agreement and Annex A hereto contain the entire agreement of the parties with respect to the subject matter hereof and supersede and take precedence over all prior agreements or understandings, whether oral or written, between CSFB and the Company including, without limitation, the Letter Agreement, dated May 22, 1997 (the "DLJSC Letter Agreement"), between the Company and Donaldson, Lufkin & Jenrette Securities

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     Corporation ("DLJSC"), which DLJSC Letter Agreement is hereby terminated by
     DLJSC in accordance with its terms. The Company has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

     In connection with this engagement, CSFB is acting as an independent contractor and not in any other capacity, with duties owing solely to the Company.

     The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in the City of New York, to whose jurisdiction the Company hereby irrevocably submits. The Company hereby irrevocably waives any defense or objection to the New York forum designated above. Each of CSFB and the Company, to the extent permitted by law, on behalf of their respective equity holders and creditors, hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of CSFB pursuant to, or the performance by CSFB of the services contemplated by, this agreement.

     The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     Please note that CSFB is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, CSFB or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its or their accounts or for the accounts of customers, in debt or equity securities of the Company. Nothing herein shall, in itself, prevent CSFB from engaging in future transactions involving companies in a similar industry to the Company, provided the Company's confidential information is not used in connection with such engagement.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or Annex A hereto, which shall remain in full force and effect.

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We are delighted to accept this engagement and look forward to working with you on this assignment. If this Agreement correctly sets forth your understanding of the agreement between CSFB and the Company with respect to this engagement, please sign and return to us the enclosed copy of this Agreement. This Agreement signed by you shall constitute a binding agreement between us as of the date first above written.

                                                   Very truly yours,

                                                   CREDIT SUISSE FIRST BOSTON
                                                   CORPORATION


                                                   By:
                                                       ------------------------
                                                       Name:
                                                       Title:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

VON HOFFMANN CORPORATION


By:
    -------------------------------------
    Name: Peter C. Mitchell
    Title: Executive Vice President and Chief Financial Officer

FOR PURPOSES OF SECTION 7 HEREOF, ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:
    -------------------------------------
    Name:
    Title:

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                                     ANNEX A

          In further consideration of the engagement by Von Hoffmann Corporation (the "Company") of Credit Suisse First Boston Corporation ("CSFB") to act in the capacities set forth in our engagement letter dated the date hereof (the "engagement"), in the event that CSFB or any of its affiliates, the respective directors, officers, partners, agents or employees of CSFB or any of its affiliates, or any other person controlling CSFB or any of its affiliates (collectively, "Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such Indemnified Person for its reasonable and customary legal and other expenses (including, without limitation, the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this agreement or any related engagement agreement) incurred in connection therewith as such expenses are incurred. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") related to or arising out of the engagement or CSFB's performance thereof, except that this section shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the bad faith or gross negligence of CSFB.

          If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by CSFB, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company, on the one hand, and of CSFB, on the other hand; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by CSFB from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and to CSFB, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to (ii) all fees actually received by CSFB in connection with the engagement. Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to CSFB and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The Company will not, without CSFB's prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action claim, suit, investigation or proceeding (an "Action") in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party therein) unless the Company has given CSFB reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such Action. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company's prior written

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consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

          Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify CSFB in writing thereof and, if requested by CSFB, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions satisfactory to CSFB.

          The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The Company acknowledges that in connection with the engagement CSFB is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and the respective appellate courts thereof. Notwithstanding the foregoing, solely for the purpose of enforcing the Company's obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this Agreement is brought by or against any Indemnified Person. CSFB HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, CSFB'S PERFORMANCE THEREOF OR THIS AGREEMENT.

          The provisions of this Agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

VON HOFFMANN CORPORATION


By:
   ------------------------------------------
    Name:    Peter C. Mitchell
    Title:   Executive Vice President and Chief Financial Officer

Accepted and Agreed to:
CREDIT SUISSE FIRST BOSTON CORPORATION


By
   ------------------------------------------
    Name:
    Title:

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